Exhibit 21.1

THE BANK OF NEW YORK MELLON CORPORATION
PRIMARY SUBSIDIARIES
DEC. 31, 2018

The following are primary subsidiaries of The Bank of New York Mellon Corporation as of Dec. 31, 2018 and the states or jurisdictions in which they are organized. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of Dec. 31, 2018, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

•	Alcentra Asset Management Limited - Incorporation: England

•	Alcentra Investments Limited - Incorporation: Bermuda

•	Alcentra Limited - Incorporation: England

•	BNY Alcentra Group Holdings, Inc. - State of Incorporation: Delaware

•	BNY Capital Funding LLC – State of Organization: Delaware

•	BNY Capital Markets Holdings, Inc. – State of Incorporation: New York

•	BNY Capital Resources Corporation – State of Incorporation: New York

•	BNY International Financing Corporation – Incorporation: United States

•	BNY Lease Equities (Cap Funding) LLC - State of Incorporation: Delaware

•	BNY Lease Partners LLC - State of Incorporation: Delaware

•	BNY Mellon Asset Management North America Corporation - State of Incorporation: Delaware

•	BNY Mellon Capital Markets, LLC – State of Organization: Delaware

•	BNY Mellon Fund Managers Limited – Incorporation: England

•	BNY Mellon Global Management Limited – Incorporation: Ireland

•	BNY Mellon IHC, LLC - State of Organization - Delaware

•	BNY Mellon International Asset Management Group Limited – Incorporation: England

•	BNY Mellon International Asset Management (Holdings) Limited – Incorporation: England and Wales

•	BNY Mellon International Asset Management (Holdings) No. 1 Limited – Incorporation: England and Wales

•	BNY Mellon Investment Management APAC LP – Incorporation: England and Wales

•	BNY Mellon Investment Management EMEA Limited – Incorporation: England

•	BNY Mellon Investment Management Europe Holdings Limited – Incorporation: England

•	BNY Mellon Investment Management (Europe) Limited – Incorporation: England

•	BNY Mellon Investment Management (Jersey) Limited – Incorporation: Jersey

•	BNY Mellon Investment Management Holdings LLC – State or Organization: Delaware

•	BNY Mellon Investment Management Seed Capital Limited - Incorporation: England and Wales

•	BNY Mellon, National Association – Incorporation: United States

•	BNY Mellon Securities Services (Ireland) Limited – Incorporation: Ireland

•	BNY Mellon Trust Company (Ireland) Limited – Incorporation: Ireland

•	BNY Mellon US Services Holdings LLC – State of Organization: Delaware

•	BNY Real Estate Holding LLC - State of Incorporation: Delaware

•	Insight Investment Management (Global) Limited – Incorporation: England

•	Insight Investment Management (Europe) Limited – Incorporation: Ireland

•	Insight Investment Management Limited – Incorporation: England

•	MBC Investments Corporation – State of Incorporation: Delaware

•	Mellon Canada Holding Company – Incorporation: Canada

•	Mellon Overseas Investment Corporation – Incorporation: United States

•	Pershing Group LLC – State of Organization: Delaware

•	Pershing Holdings (UK) Limited – Incorporation: England

•	Pershing Limited – Incorporation: England

PRIMARY SUBSIDIARIES (continued)
DEC. 31, 2018

•	Pershing LLC – State of Organization: Delaware

•	Pershing Securities Limited – Incorporation: England

•	TBC Securities Co., Inc. - State of Incorporation: Massachusetts

•	The Bank of New York Mellon – State of Organization: New York

•	The Bank of New York Mellon (International) Limited – Incorporation: England

•	The Bank of New York Mellon SA/NV – Incorporation: Belgium

•	The Bank of New York Mellon Trust Company, National Association - Incorporation: United States

•	The Dreyfus Corporation – State of Incorporation: New York

•	Walter Scott & Partners Limited – Incorporation: Scotland